                                                                    Exhibit 10.1

                             Employment Agreement

          THIS EMPLOYMENT AGREEMENT (this "Agreement") has been executed this 24th day of May, 2001, to be effective as of January 1, 2000 (the "Commencement Date") by and between TRITON MANAGEMENT COMPANY, INC., a Delaware corporation (the "Company"), and DAVID D. CLARK ("Executive").


                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, Triton PCS Holdings, Inc., a Delaware corporation ("Triton"), and its affiliates (collectively and including any entities that becomes affiliates after the Commencement Date, the "Triton PCS Group") are engaged in the business of providing wireless telecommunication services in the southeastern United States (the "Business");

          WHEREAS, the Company has been organized to provide management services to the members of the Triton PCS Group;

          WHEREAS, from February 4, 1998 through December 31, 1999 Executive had been employed by the Company on an "at-will" basis and served as the Senior Vice President, Chief Financial Officer and Secretary of the Company and each other member of the Triton PCS Group; and

          WHEREAS, the Company and Executive have agreed to enter into this Agreement to set forth the terms and conditions of Executive's continued employment with the Company from and after the Commencement Date.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, intending to be legally bound hereby, the parties agree as follows:

1.             Employment.
               ----------

(a)            Agreement to Employ.  Upon the terms and subject to the
               -------------------
conditions of this Agreement, the Company hereby employs Executive, and Executive hereby accepts employment by the Company. From and after the Commencement Date, the Company's employment of Executive shall no longer be on an "at will" basis, but rather it shall be governed by the terms of this Agreement.

(b)            Employment Period.  The initial term (the "Initial Term") of
               -----------------
Executive's employment shall be for a period of three (3) years commencing on the Commencement Date and continuing until January 1, 2003 (the "Expiration Date"). Unless this Agreement shall have been earlier terminated in accordance with the terms of Paragraph 5(a), the term of this Agreement will be extended automatically for successive one (1) year terms commencing on the Expiration Date unless either party elects to terminate this

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Agreement by providing written notice to the other party at least sixty (60)
days prior to the expiration of the Initial Term or any renewal term of this Agreement. As used herein, the term "Employment Period" shall mean the Initial Term plus any renewal terms as provided above.

2.             Position and Duties.  During the Employment Period, Executive
               -------------------
shall serve as the Executive Vice President, Chief Financial Officer and Secretary of the Company and each other member of the Triton PCS Group and be responsible for the duties set forth on Schedule I, reporting directly to the
                                        ----------
Chief Executive Officer of the Company. During the Employment Period, except as set forth herein, Executive shall devote his entire business time to the services required of him hereunder, except for vacation time and reasonable periods of absence due to sickness, personal injury or other disability. Nothing contained herein shall preclude Executive from serving on the board (or comparable governing body) of, or working for, any charitable or community organization, so long as such activities do not interfere in any material respect with the performance of Executive's duties hereunder.

3.             Compensation.
               ------------

(a)            Base Salary.  As of the Commencement Date, the Company shall pay
               -----------
to Executive an annual salary of $220,000. Upon the first anniversary of the Commencement Date, and annually thereafter, the Compensation Committee of the Board of Directors of Triton shall review Executive's base salary in light of the performance of Executive and the Triton PCS Group, and may, in its discretion, increase (but not decrease) such base salary by an amount it determines to be appropriate. The parties acknowledge that as of January 1, 2001, Executive's annual base salary has been increased to $235,000. Executive's annual base salary payable hereunder, as it may be increased from time to time, is referred to herein as "Base Salary." The Company shall pay Executive his Base Salary in equal bi-weekly installments or in such other installments as the Company pays other similarly situated senior officers of the Company.

(b)            Annual Bonus.  For each calendar year or part thereof during the
               ------------
Employment Period, Executive shall be eligible to receive an annual performance-based bonus in an amount and in the manner determined pursuant to Schedule II.
                                                                  -----------
Any bonuses payable under this Paragraph 3(b) shall be paid to Executive at the same time as bonuses are paid to other executive officers of the Company, but in no event later than ninety (90) days after the close of the Company's fiscal year for which the bonus is payable.

4.             Benefits, Prerequisites and Expenses.
               ------------------------------------

(a)            Benefits Plans.  During the Employment Period, Executive shall be
               --------------
eligible to participate in any benefit plan sponsored or maintained by the Company for the benefit of its group of senior officers, including, without limitation, any group life,

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Flexible Spending Account, medical, disability insurance or similar plan or program of the Company, whether now existing or established hereafter, to the extent that Executive is eligible to participate in any such plan under the generally applicable provisions thereof.

(b)            Prerequisites.  Executive shall be entitled to up to five (5)
               -------------
weeks paid vacation annually in accordance with the Company's policies and practices. Executive shall also be entitled to receive such prerequisites as are generally provided to other senior officers of the Company in accordance with the policies and practices of the Company, including tax advisory, preparation and related services from Triton's independent accountants, provided that the cost to the Company in connection therewith shall not exceed $5,000 per annum.

(c)            Business Expenses.  The Company shall pay or reimburse Executive
               -----------------
for all reasonable expenses incurred or paid by Executive during the Employment Period in performance of Executive's duties hereunder, provided Executive shall account for and substantiate all such expenses in accordance with the Company's policies for reimbursement of the expenses of its senior officers.

(d)            Indemnification.  The Company shall, to the maximum extent
               ---------------
permitted by applicable law, its certificate of incorporation or its bylaws, indemnify Executive and hold Executive harmless against claims, judgments, fines, amounts paid in settlement of and reasonable expenses, including reasonable attorney's fees as incurred by Executive in connection with the defense of any claim, action or proceeding in which he is a party by reason of his position with any member of the Triton PCS Group, provided such liability does not arise as a result of Executive's willful misconduct and/or gross negligence. Executive shall notify the Company promptly upon learning of any claim, action or proceeding for which Executive intends to assert his right to indemnification under this Paragraph 4(d), and the Company shall have the right to control the defense of any such claim, action or proceeding on behalf of Executive, including any decision regarding the terms (if any) of settlement of such claim, action or proceeding, provided that unless otherwise agreed to by Executive, any such settlement shall include statements that Executive does not admit any wrongdoing and the Company does not admit any wrongdoing on the part of Executive. The Company shall not agree to any settlement of a claim, action or proceeding for which it is indemnifying Executive until it first has informed and consulted with Executive regarding the terms of such settlement, but the Company shall not need the consent of Executive to such settlement (so long as the settlement complies with the immediately preceding sentence). This indemnification obligation of the Company in this paragraph shall survive any termination of this Agreement.

(e)            Directors and Officers Liability Insurance.  Executive shall be
               ------------------------------------------
covered by any directors and officers' liability insurance coverage maintained by any member of the Triton PCS Group.

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5.             Termination of Employment.
               -------------------------

(a)            Early Termination of the Employment Period.  This Agreement may
               ------------------------------------------
be terminated in any of the following manners:

               (i) Executive may voluntarily terminate employment with the Company at any time at the sole discretion of Executive upon sixty (60) days' prior written notice to the Company (a "Voluntary Termination").

               (ii) Executive may, upon written notice to the Company, terminate employment with the Company immediately at any time for "Good Reason" (as defined in Paragraph 5(e)), it being agreed that any such termination, although effected by Executive, shall not constitute a Voluntary Termination.

               (iii) Executive's employment may, upon written notice to Executive, be terminated by the Company at any time without Cause (as defined in Paragraph 5(d)) at the sole discretion of the Company ("Without Cause"). The Company shall give Executive sixty (60) days' written notice if Executive is being terminated Without Cause.

               (iv) Executive's employment may be terminated by the Company at any time for Cause (as defined in Paragraph 5(d)).

               (v) This Agreement shall terminate automatically upon Executive's death.

               (vi) The Company may, upon written notice to Executive, terminate this Agreement upon Executive's Disability. As used herein, the term "Disability" shall mean a medical determination that Executive suffers from illness or other physical or mental impairment that prevents Executive from substantially performing his duties for a period of sixteen (16) consecutive weeks or longer during the Employment Period. The determination of Executive's Disability shall be made by the Board of Directors of the Company. Executive shall cooperate fully with any physician or health care professional (the "Doctor") chosen by the Board of Directors, in its sole discretion, to review Executive's medical condition. Executive shall cooperate with the Doctor by, among other things, executing any necessary releases to grant the Doctor full access to any and all of Executive's medical records, authorizing or requiring physicians and other healthcare professionals who have treated or dealt with Executive to consult with the Doctor and submitting to such physical examinations or testing as may be requested by the Doctor.

(b)            Benefits Payable Upon Termination.
               ---------------------------------

               (i) Following the end of the Employment Period pursuant to any manner described in Paragraph 5(a), the Company shall pay to Executive (or, in the event

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

     of his death, his estate): (A) any Base Salary earned, but unpaid, for services rendered to the Company on or prior to the date of Executive's termination of employment, and (B) amounts which are vested or which Executive is otherwise entitled to receive under the terms of or in accordance with any plan, policy, practice or program of, or any contract or agreement with, the Company or any other member of the Triton PCS Group. Following the end of the Employment Period pursuant to any manner described in Paragraph 5(a)(ii), (iii), (v) or (vi), the Company shall pay to Executive (or, in the event of his death, his estate) any annual bonus that would be earned on the next anniversary date of this Agreement prorated for that portion of the year during which Executive was employed by the Company.

               (ii) If termination occurs pursuant to any manner described in Paragraph 5(a)(ii), (iii) or (vi), Executive (or, in the event of his death, his estate) shall be entitled to receive, in addition to the benefits set forth in Paragraph 5(b)(i) hereof, a severance award equal to the amount of Executive's current Base Salary, payable over a 12-month period.

               (iii) If termination occurs pursuant to any manner described in Paragraph 5(a)(ii), (iii), (v) or (vi), that portion of any unvested shares of Triton owned by Executive (and that are subject to the terms of a restricted stock award letter agreement or comparable agreement) on such date that would have vested on the next anniversary date of any restricted stock award within twelve (12) months following the termination date and shall vest immediately upon such termination.

(c)            Timing of Payments.
               ------------------

               (i) Amounts payable pursuant to clause (A) of Paragraph 5(b)(i), will be paid in a single lump sum as soon as practicable, but in no event more than 10 business days, following the end of the Employment Period.

               (ii) Vested benefits referred to in clause (B) of Paragraph 5(b)(i) shall be payable in accordance with the terms of the plan, policy, practice, program, contract or agreement under which such benefits have accrued.

               (iii) Amounts payable pursuant to clause (A) of Paragraph 5(b)(ii) will be paid according to the current payroll schedule in said 12-month period.

(d)            Definition of Cause.
               -------------------

          For purposes of this Agreement, "Cause" shall mean:

               (i)    fraud against the Company;

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               (ii)   willful malfeasance or gross misconduct in connection with his employment hereunder which has materially adversely affected the Company as determined by a majority vote of the Board of Directors inclusive of the Chief Executive Officer or six (6) out of seven (7) in the absence of the Chief Executive Officer;

               (iii) material failure to perform Executive's duties for the Company;

               (iv) any refusal to implement or undertake the directives of the Board of Directors of the Company or the Chief Executive Officer;

               (v) engaging in conduct that causes material injury, monetary or otherwise, to the Company;

               (vi)   deleted

               (vii) arrest for, indictment for, or being formally charged with, the commission of a felony or commission of a crime, whether or not a felony, involving Executive's duties for the Company or that may reflect unfavorably on the Company or bring Executive into public disrepute or scandal;

               (viii) violation of federal, state or local tax laws;

               (ix) dependence on alcohol or drugs without the supervision of a physician or the illegal use, possession or sale of drugs;

               (x) theft, misappropriation, embezzlement or conversion of the assets or opportunities of the Company;

               (xi) a material breach of the terms, covenants or representations of this Agreement; or

               (xii)  a material violation of Company policies.

(e)            Definition of Good Reason.
               -------------------------

               For purposes of this Agreement, "Good Reason" means any of the following:

               (i) Executive is demoted or removed from any of his positions or offices other than in accordance with the terms of this Agreement; or

               (ii) there is a material diminishment of Executive's responsibilities, duties or status, which diminishment is not rescinded within thirty (30) days after the date of

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

receipt by the Board of Directors of Triton from Executive of his written notice referring to this provision and describing such diminishment; or

               (iii) the Company fails to pay or provide when due (or there is a reduction in) Executive's Base Salary, annual bonus or benefits, which failure is not cured (or which reduction is not corrected) within ten (10) days after the receipt by the Board of Directors of Triton from Executive of his written notice referring to this provision and describing such failure (or reduction); or

               (iv) Triton or the Company relocates its principal offices to a location more than 30 miles from their principal offices in Berwyn, Pennsylvania; or

               (v) any purported termination by the Company of Executive for Cause for any reason other than as set forth in Paragraph 5(d); or

               (vi) a "Change of Control" (as hereinafter defined) occurs; provided, however, that if a Change of Control shall exist as a result of the circumstances set forth in clause (A) of the definition thereof, Executive agrees that he will, for a period of time equal to the greater of (x) one year after the date of the occurrence of such Change of Control and (y) the balance of time remaining until the Expiration Date (such greater period of time being referred to herein as the "Change of Control Period"), defer his right to terminate this Agreement pursuant to Paragraph 5(a)(ii) and continue his employment hereunder on the terms and subject to the conditions contained in this Agreement; provided, further however, that upon such subsequent termination of this Agreement by Executive after the expiration of the Change of Control Period by Executive for Good Reason or by the Company Without Cause, the date of any such termination of this Agreement shall be deemed to be the date of the occurrence of the Change of Control for purposes of benefits to which Executive is entitled pursuant to Paragraph 5(b); or

               (vii) in the event that the employment by the Company of Michael Kalogris has been terminated during the Executive's Employment Period and upon sixty (60) days' prior written notice.

(f)            Definition of Change of Control.
               -------------------------------

               For purposes of this Agreement, a "Change of Control" shall mean any transaction or event, or series of transactions or events, whether voluntary or involuntary, that results in, or as a consequence of which, any of the following events shall occur: (A) any Person (as defined in Triton's Stockholders' Agreement) shall acquire, directly or indirectly, Beneficial Ownership (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of more than 50% of the voting stock of Triton except in connection with any initial public offering of Triton's equity securities, (B) any sale of all or substantially all of the assets of Triton or persons constituting the Board of Directors of Triton immediately prior to the initiation of such proxy contest ceasing to constitute a majority of the Board of Directors

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of Triton upon the conclusion of such proxy contest.

(6)            Restrictive Covenants.
               ---------------------

               Non-Competition.  During Executive's employment with the Company
(a)            ---------------
and for a period of two (2) years following the termination of Executive's employment with the Company at any time and for any reason, Executive shall not, on Executive's own behalf or on behalf of others, directly or indirectly, (whether as an employee, consultant, investor, partner, sole proprietor or otherwise), be employed by, perform any services for, or hold any ownership interest in any business engaged in the business of selling personal communications services or personal communications handsets and accessories in the Territory (as defined in Triton's Stockholders Agreement) in which the Company is doing business, or in which the Company has established plans to do business as of the date of the termination of Executive's employment with the Company. The above notwithstanding, the ownership, for investment purposes, of up to one percent (1%) of the total outstanding equity securities of a publicly traded company, shall not be considered a violation of this subparagraph (a).

(b)            Confidentiality.  Executive further agrees that both during
               ---------------
Executive's employment with the Company and thereafter Executive will not disclose to any third party or use in any way (except in performing Executive's duties while employed by the Company in furtherance of the best interests of the Company) any confidential information, business secrets, or business opportunity of the Company, including without limitation, drawings, designs, blueprints, plans, marketing, advertising and promotional ideas and strategies, marketing surveys and analyses, technology, budgets, business plans, customer or supplier lists, research or financial, purchasing, planning, employment or personnel data or information. Immediately upon termination of Executive's employment or at any other time upon the Company's request, Executive will return to the Company all memoranda, notes and data, and computer software and hardware, records or other documents compiled by Executive or made available to Executive during Executive's employment with the Company concerning the business of the Company, all other confidential information and all personal property of the Company, including without limitation, all drawings, designs, blueprints, plans, files, records, documents, lists, equipment, supplies, promotional materials, keys, phone or credit cards and similar items and all copies thereof or extracts therefrom.

(c) Intangible Property. Executive will not at any time during or after Executive's employment with the Company have or claim any right, title or interest in any trade name, trademark, patent, copyright, work for hire or other similar rights belonging to or used by the Company and shall not have or claim any right, title or interest in any material or matter of any sort prepared for or used in connection with the business or promotion of the Company, whatever Executive's involvement with such matters may have been, and whether procured, produced, prepared, or published in whole or in part by Executive, it being the intention of the Parties that Executive shall and hereby does, recognize that the Company now has and shall hereafter have and retain the sole and exclusive rights in any and all such trade names, trademarks, patents, copyrights (all Executive's work in this regard being a work for hire for the Company under the copyright laws of the United States), material and matter as described above. If any work created by Executive is not a work for hire under the copyright laws of the United States, then Executive hereby assigns to the Company all rights, title and interests in each such work (including, but not limited to, copyright rights). Executive shall cooperate fully with the Company during Executive's employment and thereafter in the securing of trade name, trademark, patent or copyright protection or other similar rights in the United States and in foreign countries and shall give evidence and testimony and execute and deliver to the Company all papers requested by it in connection therewith. Executive hereby irrevocably appoints the Company as Executive's attorney-in-fact (with a power coupled with an interest) to execute any and all documents which may be necessary or appropriate in the security of such rights, including but not limited to, any copyright in Executive's work.

(d)            No Solicitation of Employees.  Executive agrees that, both during
               ----------------------------
Executive's employment with the Company and for a period of two (2) years following the termination of Executive's employment with the Company at any time and for any reason, Executive will not, directly or indirectly, on Executive's own behalf or on behalf of any other person or entity, hire or solicit to hire for employment or consulting or other provision of services, any person who is actively employed (or in the preceding six months was actively employed) by the Company. This includes, but is not limited to, inducing or attempting to induce, or influencing or attempting to influence, any person employed by the Company to terminate his or her employment with the Company.

(e)            No Solicitation of Customers.  Executive agrees that, both during
               ----------------------------
Executive's employment and for a period of two (2) years following the termination of Executive's employment with the Company at any time and for any reason, Executive will not directly or indirectly, on Executive's own behalf or on behalf of any other person or entity, solicit the business of any entity with which the Company has an agreement, at the time of Executive's termination, to provide services to such entity (a "Customer"), provided that the restrictions of this subparagraph (c) shall only apply to Customers with which Executive had personal contact, or for whom Executive had some responsibility in the performance of Executive's duties for the Company, during Executive's employment with the Company.

(f)            Enforcement.  Executive acknowledges and agrees that the
               -----------
restrictions contained in this Paragraph 6 are necessary to prevent the use and disclosure of confidential information and to protect other legitimate business interests of the Company. Executive acknowledges that all of the restrictions in this Paragraph 6 are reasonable in all respects, including duration, territory and scope of activity. Executive acknowledges and agrees that the Company competes with businesses nationwide and that a nationwide restriction is therefore reasonable and necessary to protect the Company's legitimate business interests. Executive agrees that the restrictions contained in this Paragraph 6 shall be construed as separate agreements independent of any other provision of this Agreement or any other agreement between Executive and the Company. Executive agrees that the existence of any claim or cause of action by Executive against the Company shall not constitute a defense to the enforcement by the Company of the covenants and restrictions in this Paragraph 6. Executive agrees that the injury the Company will suffer in the event of the breach or threatened breach by Executive of any clause of this Paragraph 6 will cause the Company irreparable injury that cannot be adequately compensated by monetary damages alone. Therefore, Executive agrees that the Company, without limiting any other legal or equitable remedies available to it, shall be entitled to obtain equitable relief by injunction or otherwise, without the posting of any bond, from any court of competent jurisdiction, including, without limitation, injunctive relief to prevent Executive's failure to comply with the terms and conditions of this Paragraph 6. The two-year period referenced in subparagraphs (b), (c) and (d) above shall be tolled on a day-for-day basis for each day during which Executive violates the provisions of subparagraphs (b), (c) or (d) in any respect, so that Executive is restricted from engaging in the activities prohibited by subparagraphs (b), (c) and (d) for the full two-year period.

(7)            No Conflict With Prior Agreements; Due Authorization.
               ----------------------------------------------------

(a) Executive represents to the Company that neither Executive's execution of this Agreement or commencement of employment hereunder nor the performance of Executive's duties hereunder conflicts with any contractual commitment on Executive's part to any third party. The Company represents to Executive that it is fully authorized and empowered by all necessary corporate action to enter into this Agreement and that performance of its obligations under this Agreement will not violate any agreement between it and any other person, firm or other entity.

(b) Nothing herein shall be construed to require Executive to use or disclose any information that he is prohibited from using or disclosing as a result of legal or contractual obligations.

(8)            Miscellaneous.
               -------------

(a)            Survival.  Paragraphs 4(d), 5, 6, and 8 shall survive the
               --------
termination hereof.

(b)            Binding Effect.  Subject to the Executive's rights as set forth
               --------------
in Paragraph 5 (e) (vi), this Agreement shall be binding on the Company in accordance with its terms and any person or entity which succeeds to the interest of the Company (regardless of whether such succession occurs by operation of law) by reason of the sale of all or a portion of PCS's stock, a merger, consolidation, or reorganization involving PCS or a sale of the assets of the business of PCS (or portion thereof) in which Executive performs a majority of his services. This Agreement shall also inure to the benefit of Executive's heirs, executors, administrators and legal representative.

(c)            Assignment.  Except as provided under Paragraph 8(b), neither
               ----------
this Agreement nor any of the rights or obligations hereunder shall be assigned or delegated by any party hereto without the prior written consent of the other party.

(d)            Entire Agreement.  This Agreement, together with the Schedules
               ----------------
attached hereto, constitutes the entire agreement between the parties hereto with respect to the matters referred to herein, and no other agreement, oral or otherwise, shall be binding among the parties unless it is in writing and signed by the party against whom enforcement is sought. There are no promises, representations, inducements or statements between the parties other than those that are expressly contained herein. Executive acknowledges that he is entering into this Agreement of his own free will and accord, and with no duress, that he has been represented and fully advised by competent counsel in entering into this Agreement, that he has read it and that he understands it and its legal consequences. No parole or other evidence may be admitted to alter, modify or construe this Agreement, which may be altered, modified or amended only by a writing signed by the parties hereto.

(e)            Severability; Reformation.  In the event that one or more of the
               -------------------------
provisions of this Agreement shall become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby. In the event that any provision of Paragraph 6 is not enforceable in accordance with its terms, Executive and the Company agree that such provision shall be reformed to make such provision enforceable in a manner which provides the Company the maximum rights permitted at law.

(f)            Waiver.  Waiver by any party hereto of any breach or default by
               ------
the other party of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived. No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by either party hereto to assert its or his rights hereunder on any occasion or series of occasions.

(g)            Notices.  Any notice required or desired to be delivered under
               -------
this Agreement shall be in writing and shall be delivered personally against receipt, by courier service or by registered mail, return receipt requested, and shall be effective upon actual receipt by the party to which such notice shall be directed, and shall be addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

               If to the Company, to:

               Triton Management Company, Inc.
               1100 Cassatt Road
               Berwyn, PA  19312
               Phone:  (610) 651-5900
               FAX:  (610) 993-2683
               Attention:  Michael Kalogris, CEO

               With a required copy (which shall not constitute notice) to:

               Kleinbard, Bell & Brecker LLP
               1900 Market Street, Suite 700
               Philadelphia, PA  19103
               Phone:  (215) 568-2000
               FAX:  (215) 568-0140
               Attention:  Howard J. Davis, Esquire

               If to Executive, to:

               Mr. David D. Clark
               501 Contention Lane
               Berwyn, PA  19312
               Phone:  (610) 722-4440
               FAX:  (610) 993-2683
               Home Phone:  (610) 695-0095

(h)            Headings.  Headings to paragraphs in this Agreement are for the
               --------
convenience of the parties only and are not intended to be part of or to affect the meaning or interpretation hereof.

(i)            Counterparts.  This Agreement may be executed in counterparts,
               ------------
each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(j)            Withholding.  Any payments provided for herein shall be reduced
               -----------
by any amounts required to be withheld by the Company from time to time under applicable Federal, State or local income or employment tax laws or similar statutes or other provisions of law then in effect.

(k)            Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the internal laws of the State of Pennsylvania.

(l)            Resolution of Disputes.  All disputes, controversies and claims
               ----------------------
arising in connection with this Agreement that are not settled by agreement between the parties shall be finally settled under the Commercial Arbitration Rules of the American Arbitration Association ("AAA") in effect from time to time. A single arbitrator shall be appointed by agreement between the parties or, failing such agreement, by AAA. The arbitrator may grant any remedy that
(s)he deems just and equitable within the scope of this agreement, including specific performance. The award of the arbitrator shall be final and binding and judgment thereon may be entered in any court having jurisdiction. The costs and expenses (including reasonable attorney's fees) of the prevailing party shall be borne and paid by the party that the arbitrator determines is the non-prevailing party.

                           [Signature Page Follows]

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          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer, and Executive has hereunto set his hand, as of the date first above written, to be effective as of the Commencement Date.

EXECUTIVE:


By:                        /s/ David D. Clark
   -----------------------------------------------------------------------------
           David D. Clark, Executive Vice President and Chief Financial Officer

COMPANY:
TRITON MANAGEMENT COMPANY, INC.


By:                        /s/ Michael E. Kalogris
   -----------------------------------------------------------------------------
           Michael Kalogris, Chief Executive Officer

                                  SCHEDULE I
                                  ----------

                                    Duties
                                    ------

As Executive Vice President, Chief Financial Officer and Secretary of the Company, Executive shall maintain compliance with goals, policies, and objectives established by the Chief Executive Officer and the Board of Directors of the Company. Executive shall direct, coordinate, and administer all Financial and Administrative operations including but not limited to Finance, Accounting, Human Resources, Office Services, Intercarrier Relations and Business Security. Executive shall assist in the development of corporate policies and standard operating procedures. Executive shall maintain supervision over, and responsibility for, the day-to-day operations of the aforementioned financial and administrative groups with all of the powers and authority typically exercised by an Executive Vice President, Chief Financial Officer and Secretary of a Company.

                                 SCHEDULE II
                                 -----------

                                Annual Bonuses
                                --------------

Executive shall be entitled to an Annual Bonus based upon achievement of certain stated objectives established from time to time by the Compensation Committee of the Board of Directors of Triton.

The calculated weighted score from Annex A shall be utilized to determine the bonus payable. The "Bonus Target" for Executive for any year is equal to 50% of his Base Salary for that year. The portion, if any, of the Bonus Target that shall be payable in any given year shall be determined as follows:


                                     PAYMENT PERCENTAGE
WEIGHTED SCORE                         OF BONUS TARGET
--------------                         ---------------
Less than 80%                            0 payment
80.0% to 84.9%                           50% payment
85.0% to 89.9%                           75% payment
90.0% to 100.0%                          As scored
101.0% to 104.9%                         125% payment
105.0% to 109.9%                         150% payment
110.0% to 114.9%                         175% payment
115.0% and over                          200% (maximum payment)